Exhibit 99.1
VitalStream Reports Record Revenue for the Third Quarter 2006

•	Record revenue of $7.05 million, up 83% year-over-year and 15% over second quarter 2006
•	Net loss of ($2,372,095)
•	Adjusted EBITDA of ($535,916), which includes approximately $350,000 of Sarbanes Oxley related expenses and approximately $200,000 of additional bad debt allowance due to increased sales activity.

Irvine, CA, November 14, 2006 - VitalStream Holdings, Inc. (Nasdaq: VSTH), a world leader in audio and video streaming, today reported results for the third quarter of fiscal 2006. In light of VitalStream’s pending acquisition by Internap Network Services Corporation (Nasdaq: INAP), VitalStream is not holding a conference call to discuss these results or providing forward guidance. The companies are preparing to file a joint proxy statement/prospectus with the Securities and Exchange Commission in the coming weeks that will provide further information about each company and the pending transaction.

Management Commentary
“VitalStream continued to experience strong demand for its unique content delivery and monetization solutions in the third quarter, resulting in record revenue,” said Jack Waterman, VitalStream’s Chairman and CEO. “During the quarter we closed our first significant advertising related customer win as ABC Radio, the largest radio network in the U.S., selected VitalStream as its exclusive provider of online ad-insertion and streaming media solutions. We have strong momentum heading into the peak period for both Internet viewership and online advertising.”

Third Quarter Financial Results
The Company’s GAAP results of operations for 2006 include the impact of expensing stock options resulting from the adoption of Statement of Financial Accounting Standards No. 123(R).

Revenues for the quarter ended September 30, 2006 were $7.05 million, an increase of 83% over the prior year quarter and up 15% from $6.2 million in the second quarter of 2006.

Net loss for the quarter ended September 30, 2006 was ($2,372,095), or ($0.10) per share, which includes $667,902, or $0.03 per share, of non-cash share-based compensation charges, compared to a net loss of ($999,090), or ($0.06) per share in the third quarter of fiscal 2005 and ($1,403,145), or ($0.06) per share in the second quarter of fiscal 2006.

Adjusted EBITDA for the quarter ended September 30, 2006 was ($535,916), which includes approximately $350,000 of Sarbanes Oxley related expenses and approximately $200,000 of additional bad debt allowance due to increased sales activity. This compares to Adjusted EBITDA of ($338,583) in the comparable period last year and to ($168,128) in the second quarter of fiscal 2006. (See “Use of Non-GAAP Financial Measures” below for definition of Adjusted EBITDA).

Gross margin for the quarter was 48.7% compared to gross margin of 50.2% in the second quarter of 2006.

Customer Wins
VitalStream serves more than 846 enterprise customers, including many of the largest and fastest growing streamers of audio and video content. Notable new customers added during the third quarter of 2006 include ABC Radio, Gordet & Schmidt, AT&T, Aramark, Farmer’s Insurance, Vail Resorts, Merck, PricewaterhouseCoopers Europe, Anderson Windows and Wayans’ Brothers.

Use of Non-GAAP Financial Measures
VitalStream defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization, non-recurring asset sales, and stock-based compensation. Adjusted EBITDA attempts to eliminate significant non-cash items and items that are not part of the Company's core operations. Adjusted EBITDA is not a measure used in financial statements reported in accordance with generally accepted accounting principles, does not represent funds available for discretionary use and is not intended to represent cash flow from operations as measured under generally accepted accounting principles. Adjusted EBITDA should not be considered as an alternative to net loss or net cash used in operating activities. VitalStream’s calculation of Adjusted EBITDA may not be comparable to the computation of similarly titled measures of other companies. A tabular reconciliation of Adjusted EBITDA to net income is set forth on the last page of this press release.

VitalStream’s management uses Adjusted EBITDA as a measure of its operating performance. In addition, VitalStream believes that Adjusted EBITDA may be useful to existing and potential creditors of VitalStream, and to analysts and investors that follow VitalStream’s performance, because it is one measure of the income generated that is available to service any outstanding debt.

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2006 AND 2005
(Unaudited)
ASSETS
	September 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Current assets:
Cash	$16,894,296	$4,118,308
Accounts receivable, net of allowance for doubtful accounts/credits of $565,006 and $454,182 at September 30, 2006
and December 31, 2005, respectively	5,107,074	3,123,006
Prepaid expenses	1,090,931	628,576
Other current assets	357,219	238,274

Total current assets	23,449,520	8,108,164

Fixed assets, net	12,143,223	7,802,278

Restricted cash	201,077	200,626
Goodwill	19,404,284	3,577,678
Other intangibles, net	1,125,555	167,500
Other assets	163,933	172,915

TOTAL ASSETS	$56,487,592	$20,029,161

LIABILITIES & SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,968,052	$1,842,440
Accrued compensation	842,066	487,604
Current portion of capital lease obligations	2,070,204	642,136
Current portion of line of credit obligations	3,991,621	2,991,621
Accrued expenses	1,301,899	807,719

Total current liabilities	12,173,842	6,771,520

Capital lease obligations	1,137,641	208,767
Line of credit obligations	500,000	743,716
Deferred rent	79,938	86,549
	1,717,579	1,039,032

Shareholders' equity

Common stock, par value $0.001; authorized shares, 290,000,000; issued and outstanding shares, 23,211,045 and 17,580,083 at September 30, 2006 and December 31, 2005, respectively,	86,458	70,321

Additional paid-in capital	59,718,760	24,810,514
Accumulated deficit	(17,209,047)	(12,662,226)

Total shareholders' equity	42,596,171	12,218,609

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$56,487,592	$20,029,161

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$7,049,692	$3,851,982	$18,817,503	$11,207,185

Cost of revenue	3,614,904	1,796,502	9,458,471	5,213,826

Gross Profit	3,434,788	2,055,480	9,359,032	5,993,359

Research & development	467,030	284,066	1,338,177	656,723
Sales & marketing	2,327,671	1,502,490	6,005,261	3,860,036
General & administrative	3,027,881	1,200,820	6,613,214	3,191,469

Operating Loss	(2,387,794)	(931,896)	(4,597,620)	(1,714,869)

Other income (expense):
Interest income (expense), net	22,221	(49,705)	63,616	(167,151)
Income tax expense	(1,014)	(913)	(2,729)	(1,713)
Other income (expense)	(5,508)	(16,576)	(10,067)	160,046
Net other income (expense)	15,699	(67,194)	50,820	(8,818)

Net Loss	$(2,372,095)	$(999,090)	$(4,546,800)	$(1,723,687)

Basic and diluted net loss per common share
	$(0.10)	$(0.06)	$(0.21)	$(0.11)

Shares used in computing basic and diluted net loss per common share
	23,059,174	16,329,523	21,628,087	15,776,414

VITALSTREAM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED EBITDA AND ADJUSTED EBITDA
FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2006 AND 2005

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net Income (Loss)	$(2,372,095)	$(999,090)	$(4,546,800)	$(1,723,687)
Depreciation and amortization	1,189,484	609,889	3,098,419	1,552,668
Interest (Income) Expense, net	(22,221)	49,705	(63,616)	167,151
Income tax expense	1,014	913	2,729	1,713

EBITDA	$(1,203,818)	$(338,583)	$(1,509,268)	$(2,155)

Gain on sale of customer accounts	-	-	-	-
Stock-based compensation	667,902	-	1,234,774	-

Adjusted EBITDA	$(535,916)	$(338,583)	$(274,494)	$(2,155)

About VitalStream, Inc.
VitalStream Holdings, Inc. (Nasdaq: VSTH), through its wholly owned subsidiaries, is a global provider of integrated content delivery services that enable businesses to stream digital media to large audiences over the Internet. The company provides solutions, including video and audio streaming, advertising placement, reporting and analysis, live event broadcasting, media asset management, integrated Web hosting and consulting services. For more information, visit www.vitalstream.com.

Forward-Looking Statements
This news release contains forward-looking statements made in reliance upon the safe harbor provision of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company’s revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for streaming, hosting, advertising and other services; the risks that our existing customers may cease to use or reduce our services and/or may not use our services at the projected rate; uncertainties regarding the outcome of billing or contractual disputes with customers; uncertainties regarding the future demand for our products and services generally despite our recent infrastructure investments, expansion into other markets, product enhancements and expansion of our sales force; our new advertising product offerings are new and evolving and may not predictably be accepted by the intended market of customers, advertisers and end-users; we may be unable to keep up with evolving industry standards and changing user needs;  the risk that we may experience technical, network, power supply or security problems that injure our business or increase our operating costs; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in “Risk Factors,” and elsewhere in the most recently filed Annual Report on Form 10-K of VitalStream Holdings, Inc., and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of, VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. All other names and marks are property of their respective holders.

Investor Relations Contacts: Alex Wellins or Jennifer Jarman The Blueshirt Group 415-217-7722 alex@blueshirtgroup.com or jennifer@blueshirtgroup.com